Exhibit 16.1

                             Forbush and Associates
                       1155 West Fourth Street, Suite 210
                               Reno, Nevada 89503
                              Phone: (775) 337-6001
                           Email: danforbush@juno.com




October 14, 2004



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC. 20549



Gentlemen:

We have read Part II, Item 3 of the Amended Form 10 issued in October 2004, of Maximum Awards, Inc. and are in agreement with the statements contained therein. We have no basis to agree or disagree with other statements of the registrant contained therein.



Sincerely,



/s/ Daniel J Forbush
---------------------------
Daniel J Forbush
Forbush and Associates
Certified Public Accountants